ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Second Quarter 2023 Financial Results

Second Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 15.2% year over year to $468.4 million
•
Construction and Material Handling revenues of $281.5 million and $169.1 million, respectively
•
Newly introduced reporting segment, Master Distribution, with revenues of $21.4 million
•
Product Support revenues increased 19.1% year over year with Parts Sales increasing to $71.3 million and Service Revenues increasing to $59.7 million
•
New and Used Equipment sales grew 17.2% to $254.6 million
•
Net income of $1.7 million available to common stockholders compared to $5.4 million in 2022
•
Basic and diluted net income per share of $0.05 for 2023 compared to $0.17 in 2022
•
Adjusted basic and diluted net income per share* of $0.19 for 2023 compared to $0.26 for 2022
•
Adjusted EBITDA* grew 20.5% to $49.9 million, compared to $41.4 million in 2022
•
Reaffirmed 2023 Adjusted EBITDA guidance of between $180 to $188 million

Livonia, MI. – August 9, 2023 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the second quarter ended June 30, 2023.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “We delivered record second quarter results and remain positive on our outlook for the balance of this year and into 2024, as demand remains strong in our major end user markets. Our versatile and resilient business model is unique in the industry, as we offer the most expansive product offering and serve a diversified customer base across a vast range of industries. Our focus on driving and sustaining long-term equipment field population continues as we increased our number of factory trained and revenue producing technicians to approximately 1,300 at quarter end.”

Mr. Greenawalt continued, “Equipment supply chain issues continued to improve in the quarter and, as a result, we have invested in fleet and our inventory levels are returning to more normalized, pre-Covid levels, as we ensure equipment availability for our customers to meet their needs. Our ability to take delivery of new equipment from OEMs in the first half of 2023 was the primary driver of the $105.3 million increase in new and used equipment sales when compared to the same period for last year. In terms of our business segments, Construction and Material Handling both delivered solid year-over-year revenues growth and we expect those trends to continue. Our focus on electrification of commercial vehicles, while in its infancy, is beginning to take traction as we generated $3.1 million in revenues during the quarter with our first sale of Nikola’s TRE BEV tractors and complimentary charging units. Customer adoption is ongoing and increasing and we expect additional orders throughout the balance of this year.”

In conclusion, Mr. Greenawalt commented, “The macro trends in our end user markets remain positive and the newly announced federal spending initiatives will further extend the cycle. An estimated $1 trillion in spending is forecast in the IIJA, CHIPS and IRA legislation, and this funding could span more than seven years. In addition, U.S. governmental total transportation contract awards are at all-time highs. State DOT budgets are also at record levels in the Northeast and Southeast where we operate and we expect our end markets and customers to benefit from this spending. Lastly, our acquisition pipeline remains very active with numerous accretive opportunities that complement our existing business and support further geographic expansion.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Full Year 2023 Financial Guidance:

•
The Company maintained its guidance range and expects to report Adjusted EBITDA between $180 million and $188 million.

CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
	2023	2022	2023 versus 2022		2023	2022	2023 versus 2022
Revenues:
New and used equipment sales	$254.6	$217.3	$37.3	17.2%	$474.2	$368.9	$105.3	28.5%
Parts sales	71.3	58.3	13.0	22.3%	139.7	111.7	28.0	25.1%
Service revenues	59.7	51.7	8.0	15.5%	119.9	99.9	20.0	20.0%
Rental revenues	49.6	43.6	6.0	13.8%	93.1	81.3	11.8	14.5%
Rental equipment sales	33.2	35.6	(2.4)	(6.7)%	62.2	76.4	(14.2)	(18.6)%
Total revenues	468.4	406.5	61.9	15.2%	889.1	738.2	150.9	20.4%
Cost of revenues:
New and used equipment sales	210.3	182.2	28.1	15.4%	389.3	306.1	83.2	27.2%
Parts sales	47.5	40.0	7.5	18.8%	92.9	76.7	16.2	21.1%
Service revenues	25.4	21.9	3.5	16.0%	50.5	42.0	8.5	20.2%
Rental revenues	6.2	5.4	0.8	14.8%	12.3	10.8	1.5	13.9%
Rental depreciation	27.6	23.3	4.3	18.5%	50.5	43.6	6.9	15.8%
Rental equipment sales	24.6	27.9	(3.3)	(11.8)%	45.5	61.8	(16.3)	(26.4)%
Total cost of revenues	341.6	300.7	40.9	13.6%	641.0	541.0	100.0	18.5%
Gross profit	126.8	105.8	21.0	19.8%	248.1	197.2	50.9	25.8%
General and administrative expenses	105.2	88.8	16.4	18.5%	209.2	171.7	37.5	21.8%
Non-rental depreciation and amortization	5.4	4.0	1.4	35.0%	10.6	7.9	2.7	34.2%
Total operating expenses	110.6	92.8	17.8	19.2%	219.8	179.6	40.2	22.4%
Income from operations	16.2	13.0	3.2	24.6%	28.3	17.6	10.7	60.8%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(1.9)	(0.5)	(1.4)	280.0%	(3.4)	(0.8)	(2.6)	325.0%
Interest expense – other	(11.8)	(6.3)	(5.5)	87.3%	(22.3)	(12.1)	(10.2)	84.3%
Other income	0.2	0.4	(0.2)	(50.0)%	1.2	0.7	0.5	71.4%
Total other expense, net	(13.5)	(6.4)	(7.1)	110.9%	(24.5)	(12.2)	(12.3)	100.8%
Income before taxes	2.7	6.6	(3.9)	(59.1)%	3.8	5.4	(1.6)	(29.6)%
Income tax provision	0.3	0.5	(0.2)	(40.0)%	0.4	0.5	(0.1)	(20.0)%
Net income	2.4	6.1	(3.7)	(60.7)%	3.4	4.9	(1.5)	(30.6)%
Preferred stock dividends	(0.7)	(0.7)	—	—	(1.5)	(1.5)	—	—
Net income available to common stockholders	$1.7	$5.4	$(3.7)	(68.5)%	$1.9	$3.4	$(1.5)	(44.1)%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Recent Business Highlights:

•
The Company's Board of Directors approved its regular quarterly cash dividend for each of the Company's issued and outstanding shares of common stock. The common stock dividend was $0.057 per share, or approximately $0.23 per share on an annualized basis. The common stock dividend was paid on May 31, 2023, to shareholders of record as of May 15, 2023.
•
On June 28, 2023, the Company amended its ABL Facility along with its Floor Plan Facility, by and between the Company and other credit parties named therein, and the lender JP Morgan Chase Bank, N.A., as Administrative Agent. The amendments (i) exercised $55 million of the Company’s expansion option included in the Company’s asset-based revolving line of credit increasing borrowing capacity from $430 million to $485 million; (ii) provide for a $65 million expansion option allowing the Company to further increase borrowing capacity under the asset-based revolving line of credit to $550 million; (iii) increased the maximum borrowing capacity of its revolving floor plan facility by $10 million from $60 million to $70 million; (iv) provide for a $20 million expansion option allowing the Company to further increase borrowing capacity under the revolving floor plan facility to $90 million; and (v) increased permitted maximum borrowings under third-party floorplan facilities from $350 million to $390 million with additional annual 10% increases beyond 2023.

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the second quarter ended June 30, 2023. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Second Quarter 2023 Earnings Call and Webcast
Date:	Wednesday, August 9, 2023
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	https://www.netroadshow.com/events/global-numbers?confId=53474
Live call access code:	101632
Audio replay:	(866) 813-9403
Replay access code:	259218
Webcast:	https://events.q4inc.com/attendee/612400091

The audio replay will be archived through August 23, 2023.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. and has a presence in Canada. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, heavy and compact earthmoving equipment, environmental processing equipment, cranes, paving and asphalt equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 39 years and has developed a branch network that includes over 75 total locations across Michigan, Illinois, Indiana, Ohio, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, and Adjusted basic and diluted net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenue, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's consolidated balance sheets in accordance with U.S. GAAP. Adjusted net income is defined as net income adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted net income per share is defined as adjusted net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income. Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	June 30, 2023	December 31, 2022
ASSETS
Cash	$2.3	$2.7
Accounts receivable, net of allowances of $14.5 and $13.0 as of June 30, 2023 and December 31, 2022, respectively	226.7	232.8
Inventories, net	498.0	399.7
Prepaid expenses and other current assets	32.5	28.1
Total current assets	759.5	663.3

NON-CURRENT ASSETS
Property and equipment, net	425.9	377.8
Operating lease right-of-use assets, net	108.9	113.6
Goodwill	70.4	69.2
Other intangible assets, net	56.3	60.7
Other assets	9.2	6.0
TOTAL ASSETS	$1,430.2	$1,290.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$275.3	$211.5
Floor plan payable – used and rental equipment	72.7	45.3
Current portion of long-term debt	5.5	4.2
Accounts payable	79.1	90.8
Customer deposits	19.7	27.9
Accrued expenses	51.5	55.1
Current operating lease liabilities	15.3	14.8
Current deferred revenue	12.2	14.1
Other current liabilities	10.0	7.5
Total current liabilities	541.3	471.2

NON-CURRENT LIABILITIES
Line of credit, net	290.3	217.5
Long-term debt, net of current portion	311.6	311.2
Finance lease obligations, net of current portion	21.1	15.4
Deferred revenue, net of current portion	4.9	4.9
Guaranteed purchase obligations, net of current portion	3.3	4.7
Long-term operating lease liabilities, net of current portion	97.6	101.9
Deferred tax liability	6.4	6.4
Other liabilities	12.3	17.6
TOTAL LIABILITIES	1,288.8	1,150.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at both June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,368,112 and 32,194,243 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	224.7	222.8
Treasury stock at cost, 862,182 shares of common stock held at both June 30, 2023 and December 31, 2022	(5.9)	(5.9)
Accumulated deficit	(76.5)	(74.2)
Accumulated other comprehensive loss	(0.9)	(2.9)
TOTAL STOCKHOLDERS’ EQUITY	141.4	139.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,430.2	$1,290.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
New and used equipment sales	$254.6	$217.3	$474.2	$368.9
Parts sales	71.3	58.3	139.7	111.7
Service revenues	59.7	51.7	119.9	99.9
Rental revenues	49.6	43.6	93.1	81.3
Rental equipment sales	33.2	35.6	62.2	76.4
Total revenues	468.4	406.5	889.1	738.2
Cost of revenues:
New and used equipment sales	210.3	182.2	389.3	306.1
Parts sales	47.5	40.0	92.9	76.7
Service revenues	25.4	21.9	50.5	42.0
Rental revenues	6.2	5.4	12.3	10.8
Rental depreciation	27.6	23.3	50.5	43.6
Rental equipment sales	24.6	27.9	45.5	61.8
Total cost of revenues	341.6	300.7	641.0	541.0
Gross profit	126.8	105.8	248.1	197.2
General and administrative expenses	105.2	88.8	209.2	171.7
Non-rental depreciation and amortization	5.4	4.0	10.6	7.9
Total operating expenses	110.6	92.8	219.8	179.6
Income from operations	16.2	13.0	28.3	17.6
Other (expense) income:
Interest expense, floor plan payable – new equipment	(1.9)	(0.5)	(3.4)	(0.8)
Interest expense – other	(11.8)	(6.3)	(22.3)	(12.1)
Other income	0.2	0.4	1.2	0.7
Total other expense, net	(13.5)	(6.4)	(24.5)	(12.2)
Income before taxes	2.7	6.6	3.8	5.4
Income tax provision	0.3	0.5	0.4	0.5
Net income	2.4	6.1	3.4	4.9
Preferred stock dividends	(0.7)	(0.7)	(1.5)	(1.5)
Net income available to common stockholders	$1.7	$5.4	$1.9	$3.4
Basic income per share	$0.05	$0.17	$0.06	$0.11
Diluted income per share	$0.05	$0.17	$0.06	$0.11
Basic weighted average common shares outstanding	32,368,112	31,933,032	32,296,067	32,147,015
Diluted weighted average common shares outstanding	32,731,422	32,151,512	32,581,469	32,367,810

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$3.4	$4.9
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation and amortization	61.1	51.5
Amortization of debt discount and debt issuance costs	0.8	0.7
Imputed interest	0.5	0.1
Loss (gain) on sale of property and equipment	0.3	(0.1)
Gain on sale of rental equipment	(16.7)	(14.6)
Provision for inventory obsolescence	1.2	1.9
Provision for losses on accounts receivable	3.4	2.4
Loss on derivative instruments	0.5	—
Stock-based compensation expense	1.9	1.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	1.5	(30.7)
Inventories	(200.6)	(131.7)
Proceeds from sale of rental equipment	62.2	76.4
Prepaid expenses and other assets	(7.6)	(7.3)
Manufacturers floor plans payable	86.1	31.7
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(27.7)	16.7
Leases, deferred revenue, and other liabilities	(4.1)	0.4
Net cash (used in) provided by operating activities	(33.8)	3.4
INVESTING ACTIVITIES
Expenditures for rental equipment	(32.3)	(30.3)
Expenditures for property and equipment	(6.1)	(4.2)
Proceeds from sale of property and equipment	0.7	0.3
Expenditures for guaranteed purchase obligations	(1.5)	(1.7)
Expenditures for acquisitions, net of cash acquired	(1.4)	(1.5)
Net cash used in investing activities	(40.6)	(37.4)
FINANCING ACTIVITIES
Proceeds from line of credit and long-term borrowings	203.5	166.7
Principal payments on line of credit, long-term debt, and finance lease obligations	(133.5)	(143.4)
Proceeds from non-manufacturer floor plan payable	103.5	64.6
Payments on non-manufacturer floor plan payable	(98.5)	(52.5)
Preferred stock dividends paid	(1.5)	(1.5)
Common stock dividends paid and declared	(3.7)	—
Other financing activities	4.3	(1.7)
Net cash provided by financing activities	74.1	32.2

Effect of exchange rate changes on cash	(0.1)	—
NET CHANGE IN CASH	(0.4)	(1.8)

Cash, Beginning of year	2.7	2.3
Cash, End of period	$2.3	$0.5
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$96.4	$69.9
Supplemental disclosures of cash flow information
Cash paid for interest	$24.1	$11.9

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	June 30,	December 31,
Debt and Floor Plan Payables Analysis	2023	2022
Senior secured second lien notes	$315.0	$315.0
Line of credit	292.4	219.5
Floor plan payable – new equipment	275.3	211.5
Floor plan payable – used and rental equipment	72.7	45.3
Finance lease obligations	26.6	19.6
Total debt	982.0	810.9
Adjustments:
Floor plan payable – new equipment	(275.3)	(211.5)
Cash	(2.3)	(2.7)
Adjusted total net debt and floor plan payables(1)	$704.4	$596.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income available to common stockholders	$1.7	$5.4	$1.9	$3.4
Depreciation and amortization	33.0	27.3	61.1	51.5
Interest expense	13.7	6.8	25.7	12.9
Income tax provision	0.3	0.5	0.4	0.5
EBITDA(1)	$48.7	$40.0	89.1	68.3
Transaction costs(2)	0.6	0.1	0.7	0.1
Stock-based incentives(4)	1.1	0.8	1.9	1.1
Other expenses(5)	0.7	0.3	0.9	1.2
Preferred stock dividend(6)	0.7	0.7	1.5	1.5
Showroom-ready equipment interest expense(7)	(1.9)	(0.5)	(3.4)	(0.8)
Adjusted EBITDA(1)	$49.9	$41.4	$90.7	$71.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income available to common stockholders	$1.7	$5.4	$1.9	$3.4
Transaction costs(2)	0.6	0.1	0.7	0.1
Intangible amortization(3)	2.2	1.6	4.4	3.0
Stock-based incentives(4)	1.1	0.8	1.9	1.1
Other expenses(5)	0.7	0.3	0.9	1.2
Adjusted net income available to common stockholders(1)	$6.3	$8.2	$9.8	$8.8
Basic income per share	$0.05	$0.17	$0.06	$0.11
Diluted income per share	$0.05	$0.17	$0.06	$0.11
Adjusted basic net income per share(1)	$0.19	$0.26	$0.30	$0.27
Adjusted diluted net income per share(1)	$0.19	$0.26	$0.30	$0.27
Basic weighted average common shares outstanding	32,368,112	31,933,032	32,296,067	32,147,015
Diluted weighted average common shares outstanding	32,731,422	32,151,512	32,581,469	32,367,810

(1) Represents Non-GAAP measure

(2) Expenses related to acquisition, capital raising and debt refinancing activities

(3) Represents incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(4) Reflects non-cash equity-based compensation expenses

(5) Other non-recurring expenses inclusive of severance payments, greenfield startup, legal, and consulting costs

(6) Expenses related to preferred stock dividend payments

(7) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above